Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

UPC Polska, Inc.,	Case No. 03-14358 (BRL)

Debtor.

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER
SECTION 1129 OF THE BANKRUPTCY CODE AND RULE 3020 OF THE
BANKRUPTCY RULES CONFIRMING SECOND AMENDED CHAPTER 11
PLAN OF REORGANIZATION JOINTLY PROPOSED BY
UPC POLSKA, INC., UPC POLSKA FINANCE, INC.
AND UNITEDGLOBALCOM, INC.

Upon the Court’s review of the Plan, the Disclosure Statement, the Disclosure Statement Order, the Boyd Affidavit, the Braun Affidavit, the Solicitation Affidavit, the Tabulation Affidavit and the Confirmation Memorandum (each as defined below)(1); and upon (i) this Court having heard the statements of counsel in respect of Confirmation at the Confirmation Hearing; (ii) this Court having considered all testimony presented and all evidence proffered or adduced by affidavits or otherwise at the Confirmation Hearing; (iii) this Court having taken judicial notice of the entire record of the Chapter 11 Case; and it appearing to this Court that (a) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby, and (b) the legal and factual bases presented at the Confirmation Hearing establish just cause for the relief granted in this Confirmation Order; and after due deliberation

(1) All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Plan.

thereon and good cause appearing thereof; this Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW(2)

A.            On July 8, 2003, UPC Polska, Inc.,(3) the above-captioned debtor and debtor in possession (the “Debtor”), together with UPC Polska Finance, Inc., a Delaware corporation (“Polska Finance”), jointly filed a reorganization plan for the Debtor under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) [Docket No. 32] (the “Initial Plan”). On July 28, 2003, the related disclosure statement [Docket No. 55] (the “Initial Disclosure Statement”) was filed.

B.            On July 8, 2003, the United States Bankruptcy Court for the Southern District of New York (the “Court”) entered an order [Docket No. 23] (the “Disclosure Statement Hearing Order”) (i) scheduling a hearing (the “Disclosure Statement Hearing”) to (a) consider the adequacy of the Initial Disclosure Statement and (b) approve the procedures with respect to the solicitation and tabulation of votes to accept or reject the Initial Plan, (ii) approving the form of notice of the Disclosure Statement Hearing (the “Disclosure Statement Hearing Notice”), and (iii) establishing objection deadlines and procedures for objections to the Initial Disclosure Statement and the solicitation and tabulation procedures.

C.            On July 17, 2003, the United States Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) in this Case. The Committee is comprised of the following seven members: Deutsche Bank Trust Company Americas (as Indenture Trustee to

(2) The Findings of Fact and Conclusions of Law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court pursuant to Rule 52 of the Federal Rules of Civil Procedure made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). To the extent any finding of fact constitutes a conclusion of law, it is adopted as such. To the extent any conclusion of law constitutes a finding of fact, it is adopted as such. Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate. See Fed. R. Bankr. P. 7052.

(3) Since the filing date, the Debtor has converted to a limited liability company. This Court authorized such conversion by order dated December 16, 2003.

certain of the outstanding notes (the “UPC Polska Notes”) publicly issued by UPC Polska); GoldenTree Asset Management LLC (“GoldenTree”); Deutsche Bank (as a holder of certain of the UPC Polska Notes); Strong Capital Management, Inc. (“Strong”); Morgan Stanley Investment Management (“Morgan Stanley”); SISU Capital Limited (“SISU”); and HBO Communications (UK) Limited/HBO Poland Partners and Polska Programming B.V. (collectively, “HBO”). The Committee hired Chanin Capital Partners as its financial advisor and retained Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) as legal counsel.

D.            The Disclosure Statement Hearing Notice was (i) served upon all parties specified in the Disclosure Statement Hearing Order, as set forth in the (a) affidavit of Angharad Bowdler of Bankruptcy Services LLC (“BSI”), sworn to August 4, 2003 [Docket No. 56], and (b) affidavit of Tirzah Gordon, sworn to August 26, 2003 [Docket No. 67], and (ii) published in the global edition of The Wall Street Journal on August 4, 2003 as set forth in the affidavit of Gregg Palmer, sworn to August 7, 2003 [Docket No. 61].

E.             On September 4, 2003, the Debtor filed a Notice of Adjournment of Hearing [Docket No. 70], continuing the Disclosure Statement Hearing until October 29, 2003. The Notice of Adjournment of Hearing was served upon all parties specified in the Disclosure Statement Hearing Order as set forth in the affidavit of Tirzah Gordon, sworn to September 10, 2003 [Docket No. 75].

F.             On October 28, 2003, the Debtor and Polska Finance jointly filed an amended reorganization plan for the Debtor [Docket No. 103] and related amended disclosure statement [Docket No. 104] (the “Disclosure Statement”).

G.            Following the Disclosure Statement Hearing on October 29, 2003, the Court entered an order, among other things, (i) approving (a) the adequacy of the Disclosure Statement and (b) the solicitation and tabulation procedures, (ii) establishing a record date for mailing of solicitation materials and voting on the Debtor’s reorganization plan, (iii) establishing a voting deadline, (iv) scheduling, and approving the form and manner of notice (the “Confirmation Hearing Notice”) of, a hearing to confirm the Debtor’s reorganization plan, and (v) establishing a deadline and procedures for objections to confirmation of the Debtor’s reorganization plan [Docket No. 108] (the “Disclosure Statement Order”).

H.            The appropriate Solicitation Materials and Non-Voting Notices (each as defined in the Disclosure Statement Order) were distributed, as applicable, to (i) the United States Trustee (excluding ballots) and (ii) all holders of Claims against, and Equity Interests in, the Debtor in accordance with Fed. R. Bankr. P. 3017(d) and the Disclosure Statement Order, as set forth in the affidavit of Tirzah Gordon of BSI, sworn to November 10, 2003 [Docket No. 134] (the “Solicitation Affidavit”).

I.              On November 18, 2003, the Court entered an order appointing Corinne Ball as mediator to facilitate the negotiation of a consensual plan of reorganization [Docket No. 139]. The Debtor, the UPC Entities, and the Committee (collectively the “Mediation Parties”) participated in the mediation process for approximately four weeks. During the mediation process, the Mediation Parties agreed to extend the Voting Deadline a number of times, by the First Stipulation And Order For The Extension And Adjournment Of Certain Dates Set In The Case entered by the Court on November 24, 2003, by the Second Stipulation And Order For The Extension And Adjournment Of Certain Dates Set In The Case entered by the Court on December 1, 2003, by the Stipulation And Order For Third Extension Of Voting Deadline entered by the Court on December 11, 2003, and ultimately by the Stipulation And Order For Fourth Extension Of Voting Deadline entered by the Court on December 12, 2003 which extended the Voting Deadline to December 17, 2003 for all claimants eligible to vote, with the exception of Reece Communications, Inc., for whom the Voting Deadline was extended to December 23, 2003.

J.             As a result of the mediation process, the Mediation Parties ultimately compromised on all issues of dispute and successfully agreed to a consensual plan of reorganization. The Mediation Parties also entered into a Stipulation with Respect to Consensual Plan of Reorganization (the “Settlement Agreement”), which memorialized the agreement reached by the Mediation Parties during the mediation.(4)

K.            On December 17, 2003, the Debtor, Polska Finance and UnitedGlobalCom, Inc. (“UGC”) jointly filed a second amended reorganization plan for the Debtor [Docket No. 161] (the “Plan”).

L.             The period for voting on the Plan ended at 5:00 p.m. EST on December 17, 2003, and 5:00 p.m. EST on December 23, 2003, for Reece Communications, Inc. only, extended from the original deadline of November 24, 2003 by the above-referenced stipulated orders. All of the Classes entitled to vote on the Plan have voted to accept the Plan, as follows:

Class	Percent Amount Accepting	Percent Amount Rejecting	Percent Number Accepting	Percent Number Rejecting
1 Priority Claim	NOT PERMITTED TO VOTE, DEEMED TO ACCEPT
2 Critical Creditor Claims	NOT PERMITTED TO VOTE, DEEMED TO ACCEPT
3 UPC Polska Note Claims (Excluding Telecom Owned UPC Polska Note Claims)	78.56%	21.44%	67.92%	32.08%
4	100%	0%	100%	0%

(4) On December 30, 2003, the Debtor filed its Motion, pursuant to Bankruptcy Rule 9019, for Order Approving the Settlement Agreement. A hearing was held on January 21 and 22, 2004 concurrently with the Confirmation Hearing at which the Court approved the Settlement Agreement.

Class	Percent Amount Accepting	Percent Amount Rejecting	Percent Number Accepting	Percent Number Rejecting
Telecom owned UPC Polska and Pari Passu Note Claims, Belmarken Note Claims, and Affiliate Indebtedness Claims
5 General Unsecured Claims	70.41%	29.59%	66.67%	33.33%
6 Telecom Junior Note Claims	NOT PERMITTED TO VOTE, DEEMED TO REJECT
7 UPC Polska Equity Interests	NOT PERMITTED TO VOTE, DEEMED TO REJECT

M.           The Confirmation Hearing Notice was published once in the global edition of The Wall Street Journal on November 5, 2003 (National) and November 6, 2003 (International), as set forth in the affidavit of Bridgette Trykoski sworn to November 4, 2003 [Docket No. 189].

N.            On January 16, 2004, the Debtor filed the (i) Affidavit of Tirzah Gordon of Bankruptcy Services LLC Regarding the Methodology for the Tabulation of and Results of Voting sworn to January 16, 2004 [Docket No. 196] (the “Tabulation Affidavit”), swearing to the results of the ballot and master ballot tabulation for the Classes of Claims and Equity Interests voting to accept or reject the Plan.

O.            On January 13, 2004, SISU Capital Limited (“SISU”) filed the sole objection [Docket No. 186] (the “Objection”) to the Plan.

P.             On January 20, 2004, the Debtor filed a memorandum of law [Docket No. 204] (the “Confirmation Memorandum”) in support of confirmation of the Plan, an affidavit of Simon C. Boyd [Docket No. 206] (the “Boyd Affidavit”) in support of confirmation of the Plan, and an affirmation of Richard S. Braun [Docket No. 207] (the “Braun Affirmation”) in support of confirmation of the Plan.

Q.            On January 20, 2004, the Debtor filed its Response [Docket No. 205] (the “Response to Objection”) to SISU’s Objection.

R.            Pursuant to Section 1128(a) of the Bankruptcy Code, the Court held a hearing on January 21 and 22, 2004 (the “Confirmation Hearing”) to consider confirmation of the Plan at which time it heard testimony from witnesses and arguments of counsel.

S.             Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157, 1334(a), 1408 and 1409). This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2). The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

T.            Judicial Notice. This Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings and chambers’ conferences held before the Court during the pendency of the Chapter 11 Case, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the entry of the Disclosure Statement Order.

U.            Transmittal and Mailing Of Materials; Notice. The Solicitation Materials and Non-Voting Notices were transmitted and served in compliance with the Disclosure Statement Order and Rules 3017(c) and (d) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy

Rules”), and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other dates and hearings described in the Disclosure Statement Order was given in compliance with Bankruptcy Rules 2002(b) and (d) and the Disclosure Statement Order, and no other or further notice is or shall be required.

V.            Good Faith Solicitation (11 U.S.C. § 1125(e)). Based upon the record before the Court, the Debtor, Polska Finance and UGC have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the provisions set forth in Sections IV.H and IV.I of the Plan.

W.           Tabulation Affidavit. The Tabulation Affidavit provided by BSI satisfies the requirements of Bankruptcy Rule 3018 and Local Bankruptcy Rule 3018-1(a), as modified by previous order of this Court.

X.            Acceptance Of The Plan. Under the Plan, holders of Claims in Classes 3, 4 and 5 are impaired and will receive distributions under the Plan; such classes had the right to vote to accept or reject the Plan. The Plan has been accepted by Classes 3, 4 and 5 in accordance with Section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order.

Y.            Plan Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. § 1129(a)(1)). The Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(1) of the Bankruptcy Code including as set forth below.

(a)           Proper Classification Of Claims And Equity Interests (11 U.S.C. §§ 1122, 1123(a)(1)). Except for Administrative Claims and Priority Tax Claims, which need not be designated pursuant to Section 1123(a)(1) of the Bankruptcy Code, the Plan designates seven (7)

Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims and Equity Interests, as the case may be, in such Class. Valid reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan. Thus, the Plan satisfies Sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b)           Specification Of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Sections III.C and III.D.1 of the Plan specify Classes 1 and 2, respectively, as unimpaired under the Plan, thereby satisfying Section 1123(a)(2) of the Bankruptcy Code.

(c)           Specification Of Treatment Of Impaired Classes (11 U.S.C. § 1123(a)(3)). Sections III.D.2-5 and Section III.E of the Plan designate Classes 3, 4, 5, 6 and 7, respectively, as impaired and set forth the treatment of the Claims and Equity Interests in those Classes, thereby satisfying Section 1123(a)(3) of the Bankruptcy Code.

(d)           Equal Treatment Within Classes (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtor for each Claim and Equity Interest in a particular Class unless the holder of a particular Claim or Equity Interest in such Class has agreed to a less favorable treatment of its Claim or Equity Interest, as applicable, thereby satisfying Section 1123(a)(4) of the Bankruptcy Code.

(e)           Implementation Of Plan (11 U.S.C. § 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan (including, without limitation, in Article IV of the Plan), thereby satisfying Section 1123(a)(5) of the Bankruptcy Code.

(f)            Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). On December 16, 2003 the court entered an order authorizing the conversion of the Debtor from a corporation to a limited liability company (the “LLC Order”). Article V of the Plan, in light of the LLC Order, provides that the Certificate of Formation of the Reorganized Debtor shall include a provision prohibiting the issuance of non-voting equity securities, thereby satisfying Section 1123(a)(6) of the Bankruptcy Code.

(g)           Selection Of Directors (11 U.S.C. § 1123(a)(7)). The provisions of the Plan and the Operating Agreement of the Reorganized Debtor regarding the manner of selection of directors and officers of the Reorganized Debtor are consistent with the interests of holders of Claims and Equity Interests and with public policy, thereby satisfying Section 1123(a)(7) of the Bankruptcy Code.

(h)           Impairment Of Classes (11 U.S.C. § 1123(b)(1)). In accordance with Section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan impairs and leaves unimpaired, as the case may be, each Class of Claims and Equity Interests under the Plan.

(i)            Assumption Of Executory Contracts And Unexpired Leases (11 U.S.C. § 1123(b)(2)). Pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, on the Effective Date, Article III of the Plan provides that all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (i) have not expired or terminated pursuant to their own terms, (ii) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code on or prior to the Confirmation Date or (iii) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (a) deemed assumed if identified on the Schedule of Assumed Agreements or (b) deemed rejected if identified on the Schedule of Rejected Agreements; provided, however, that to the extent the Plan specifically provides for the modification of the rights of parties to agreements, such as the rights in respect of the Indentures, the terms of the Plan shall control the parties’ rights thereunder; and provided, however, that any executory contracts or unexpired leases which are omitted from the Schedule of Assumed Agreements and the Schedule of Rejected Agreements and are not otherwise specifically provided for in the Plan, are assumed as of the Effective Date.

On January 16, 2004, the Debtor filed its Notice of Presentment for Order Granting Motion to Assume Executory Contracts [Docket No. 194] (“Motion to Assume Agreements”) which was motion was granted. The Debtor’s decisions regarding the assumption of executory contracts are based on and are within the sound business judgment of the Debtor, are necessary to the implementation of the Plan, and are in the best interests of the Debtor, its estate, holders of Claims, and other parties in interest in this Chapter 11 Case. As required by Section 365(b) of the Bankruptcy Code, any and all monetary defaults under each executory contract to be assumed under the Plan will be satisfied by the Debtor. Accordingly, the Plan’s provisions for assumption and rejection of certain executory contracts and unexpired leases satisfy the requirements of Sections 365 and 1123(b)(2) of the Bankruptcy Code.

(j)            Retention, Enforcement And Settlement Of Claims Held By Debtor (11 U.S.C. § 1123(b)(3)). In accordance with Section 1123(b)(3) of the Bankruptcy Code, Article IV of the Plan provides that, except as otherwise provided in the Plan, the Reorganized Debtor shall retain and may enforce any claims, rights, and causes of action that the Debtor or the Estate may hold or have against any entity, that may exist or that may be brought, other than those expressly released or compromised as part of or pursuant to the Plan.

(k)           Other Provisions Not Inconsistent With Title 11 (11 U.S.C. § 1123(b)(6)). In accordance with Section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

Z.            Plan Proponents’ Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtor, Polska Finance and UGC have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(2) of the Bankruptcy Code. Specifically:

(a)           the Debtor is a proper debtor under Section 109 of the Bankruptcy Code;

(b)           the Debtor, Polska Finance and UGC have complied with all applicable provisions of the Bankruptcy Code;

(c)           the Debtor, Polska Finance and UGC have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in soliciting and tabulating votes on the Plan; and

(d)           the issuance of securities under the Plan is exempt from the registration requirements of the Securities Act and relevant state securities laws under Section 1145 of the Bankruptcy Code.

AA.        Plan Proposed In Good Faith (11 U.S.C. § 1129(a)(3)). The Plan is the result of a court-directed mediation process and extensive arm’s length negotiations among, inter alia, the Debtor, the UPC Entities, the Committee and the Participating Noteholders (as defined in the Settlement Agreement) to restructure the Debtor’s balance sheet. Such a result is consistent with the objectives of the Bankruptcy Code. Accordingly, the Debtor, Polska Finance and UGC have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Section 1129(a)(3) of the Bankruptcy Code.

BB.          Payments For Services Or Costs And Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtor, the Reorganized Debtor, the Plan Proponents or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying Section 1129(a)(4) of the Bankruptcy Code.

CC.          Directors And Insiders (11 U.S.C. § 1129(a)(5)). The Debtor, Polska Finance and UGC have complied with Section 1129(a)(5) of the Bankruptcy Code. The names and affiliations of each proposed officer and director for the Reorganized Debtor were disclosed to the Court in the List of Maintained Board Members filed prior to the Confirmation Hearing and also as set forth in the Disclosure Statement. Each member of the Board of the Reorganized Debtor will serve in accordance with the Operating Agreement for UPC Polska LLC filed with the Court prior to the Confirmation Hearing. The appointment to, or continuation in, such office of each such individual is consistent with the interests of creditors and equity security holders, and with public policy.

DD.         Prior to the Confirmation Hearing, the Debtor, Polska Finance and UGC disclosed to the Court the identity of, and the nature of any compensation for, any insider to be employed or retained by the Reorganized Debtor (of which there are none).

EE.          No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction. Thus, Section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Case.

FF.          Best Interests Of Creditors Test (11 U.S.C. § 1129(a)(7)). The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code. The evidence proffered or adduced at the Confirmation Hearing establishes that each holder of a Claim or Equity Interest in an impaired Class either (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that it would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

GG.          Based on the financial analysis prepared by FTI Consulting, Inc. (“FTI”), the Debtor’s valuation expert, and the testimony of FTI, the Court finds that under the Plan, each impaired dissenting creditor is receiving distributions substantially greater than such creditor would receive if the Debtor were liquidated.

HH.         Acceptance By Certain Classes (11 U.S.C. § 1129(a)(8)). Pursuant to Sections 1126 and 1129(a)(8) of the Bankruptcy Code: (i) Classes 1 and 2 are Classes of Unimpaired Claims that are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code; (ii) Classes 3, 4, and 5 are Classes of Claims that have voted to accept the Plan in accordance with Sections 1126(c) and (d) of the Bankruptcy Code; and (iii) holders in Classes 6 and 7 are not entitled to receive or retain any property under the Plan and, accordingly, Classes 6 and 7 are deemed to have rejected the Plan under Section 1126(g) of the Bankruptcy Code. The Debtor, Polska Finance and UGC, as proponents of the Plan, thus have requested that the Court confirm the Plan notwithstanding that the requirements of Section 1129(a)(8) of the Bankruptcy Code have not been satisfied.

II.            Treatment Of Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims under Section III.B.2 of the Plan satisfies the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code; the treatment of Classified Priority Claims under Section III.C of the Plan satisfies the requirements of Section 1129(a)(9)(B) of the Bankruptcy Code; and the treatment of Priority Tax Claims under Section III.B.3 of the Plan satisfies the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code.

JJ.            Acceptance Of At Least One Impaired Class (11 U.S.C. § 1129(a)(10)). At least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. Specifically, Class 3 and Class 5 are so impaired and have voted to accept the Plan. Accordingly, the Plan satisfies Section 1129(a)(10) of the Bankruptcy Code.

KK.         Feasibility (11 U.S.C. § 1129(a)(11)). The Plan satisfies Section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor or the Reorganized Debtor. The Plan is found and determined to be feasible.

LL.          Payment Of Certain Fees (11 U.S.C. § 1129(a)(12)). All fees payable on or before the Effective Date under 28 U.S.C. § 1930 either have been paid or will be paid on or before the Effective Date pursuant to Section VIII.H of the Plan. Accordingly, the Plan satisfies Section 1129(a)(12) of the Bankruptcy Code.

MM.       Continuation Of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Section V.B of the Plan provides that, as of the Effective Date, all of UPC Polska’s employee benefit plans, programs and benefits existing immediately prior to the Effective Date (of which the Debtor believes there are none) shall be retained and will be obligations of the Reorganized Debtor. Thus, the Plan satisfies Section 1129(a)(13) of the Bankruptcy Code.

NN.         No Unfair Discrimination; Fair And Equitable (11 U.S.C. § 1129(b)). The Plan does not discriminate unfairly and is fair and equitable with respect to each class of Claims or Equity Interests that has not accepted the Plan. The Plan is fair and equitable under Section 1129(b)(2)(B) and (C) of the Bankruptcy Code because it does not provide a recovery to any holder of a Claim or Equity Interest that is junior to the Claims and Equity Interests in Classes 6 and 7 respectively that are not being paid in full. Similarly, the Plan does not “discriminate unfairly” because each such dissenting class is treated equally, absent agreement otherwise, to similarly situated classes and no holder of a Claim or Equity Interest will receive more than it is legally entitled to receive on account of its Claim or Equity Interest.

OO.         Based on the foregoing, the Plan does not discriminate unfairly and is fair and equitable with respect to each Class that is Impaired under, and has not accepted, the Plan. Accordingly, the Plan may be confirmed notwithstanding the inability to satisfy Section 1129(a)(8) of the Bankruptcy Code with respect to Classes 6 and 7.

PP.          No Other Plan (11 U.S.C. § 1129(c)). No other plan has been proposed by any party in interest in the Chapter 11 Case.

QQ.         Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of Section 5 of the Securities Act of 1933 (15 U.S.C. § 77e et seq.), and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

RR.          Rule 3016(a) Of The Bankruptcy Rules. The Plan is dated and identified with the names of the Debtor, Polska Finance and UGC as plan proponents, thereby satisfying Bankruptcy Rule 3016(a).

SS.          Tax Provisions. The (i) issuance, transfer and/or exchange of any UPC Polska Notes, Belmarken Notes, UPC Telecom Notes, Affiliate Indebtedness, UPC Polska Equity, New UPC Polska Notes, UGC Common Stock, or any other securities, instruments or documents, (ii) execution, delivery, filing or recording of any mortgage, deed, bill of sale, leasehold mortgage, deed of trust, assignment, security agreement, lien, financing statement, negative pledge or security interest, and (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer by the Debtor, Polska Finance or UGC in connection with the Plan shall be, and hereby are, “under a plan confirmed under section 1129 of [the Bankruptcy Code],” within the meaning of that phrase in Section 1146(c) of the Bankruptcy Code, and therefore may not be taxed under any law imposing a stamp tax or similar tax. Notice of entry of this Order in the form approved by the Court shall have the effect of an order of the Court, shall constitute sufficient notice of the entry of this Order to such filing and recording officers, and shall be a recordable instrument notwithstanding any contrary provision of applicable non-Bankruptcy law.

TT.          Exemption From Securities Laws. Polska Finance and UGC are affiliates of the Debtor participating in a joint plan with the Debtor within the meaning of Section 1145(a) of the Bankruptcy Code. The issuance and distribution of the New UPC Polska Stock, the New UPC Polska Notes, and the UGC Common Stock (collectively, the “New Securities”) to the holders of Allowed Claims are in accordance with the provisions of Section 1145(a)(1)(A) of the Bankruptcy Code, and are therefore exempt from Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or a broker or dealer in, a security. The New Securities will be freely tradeable by the holders of Allowed Claims, subject to (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, and (ii) the restrictions, if any, on the transferability of such securities and instruments. Pursuant to, and to the fullest extent permitted by, Section 1145 of the Bankruptcy

Code, the resale of any of the New Securities shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the New Securities.

UU.         Satisfaction Of Confirmation Requirements. The Plan satisfies all the requirements for confirmation set forth in Section 1129 of the Bankruptcy Code. The Debtor has obtained the requisite acceptances both in number and amount for confirmation of the Plan as determined under Section 1126 and required by Section 1129 of the Bankruptcy Code.

VV.          Section 1125. The amendment reflected in the Second Amended Plan is an amendment pursuant to 11 U.S.C. §1127, which does not require any changes to the Disclosure Statement, and the Plan Proponents have complied with 11 U.S.C. §1125.

WW.      Conditions To Confirmation. All conditions to Confirmation set forth in Section IV.T of the Plan have been satisfied or duly waived.

XX.         Compromise and Settlement. The overall compromise and settlement reflected in the Plan, including the release provisions of Section VI.B of the Plan, fall within the jurisdiction of this Court under 28 U.S.C. § 1334.

YY.          The overall compromise and settlement reflected in the Plan, including the release provisions of Section VI.B of the Plan, compromise and settle any and all claims including, but not limited to, claims based on recharacterization and equitable subordination.

ZZ.          The overall compromise and settlement reflected in the Plan, including the releases provided for in Section VI.B of the Plan, are reasonable, appropriate and provided in exchange for adequate consideration.

AAA.     The overall compromise and settlement reflected in the Plan, including the releases provided for in Section VI.B of the Plan, avoid the prospect of complex and costly litigation of claims and are the product of arm’s length bargaining conducted under the auspices of a court-ordered mediation process by experienced counsel aided by financial advisors. The Committee supports the compromise and release of all such claims.

BBB.       The overall compromise and settlement reflected in the Plan, including the releases provided for in Section VI.B of the Plan, is fair and equitable and in the best interests of the Debtor, its Estate and its creditors.

CCC.       Based upon the foregoing and the record of the Confirmation Hearing and the Chapter 11 Case, the overall compromise and settlement reflected in the Plan, including the releases provided for in Section VI.B of the Plan, are consistent with the Bankruptcy Code.

DDD.      Exculpation. The record of the Confirmation Hearing and the Chapter 11 Case are sufficient to support the exculpation provisions provided for in Section VI.C of the Plan.

EEE.        Retention Of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article IV of the Plan and paragraph 31 below.

DECREES

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1.             Confirmation. The Plan is confirmed pursuant to Section 1129 of the Bankruptcy Code.

2.             Findings And Conclusions Of Court. The findings, determinations, order, judgments and decrees set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

3.             Exhibits And Documents. All exhibits to the Plan and documents and agreements made part of the evidentiary hearing by the Debtor at the Confirmation Hearing (including all exhibits and attachments thereto), and the execution, delivery and performance thereof by the Debtor substantially in accordance with their respective terms, are hereby approved.

4.             Objections Overruled. To the extent that any objections to confirmation of the Plan have not been withdrawn, waived or settled prior to entry of this Order or are not cured by the relief granted herein, all such objections are hereby overruled in their entirety and on their merits.

5.             General Authorizations. Pursuant to Section 1142(b) of the Bankruptcy Code, (i) the Debtor, (ii) the Reorganized Debtor, (iii) Polska Finance, (iv) UGC and (v) all other necessary parties are authorized and empowered to (a) execute and deliver any instrument, agreement or document and (b) perform any act that is necessary or desirable to comply with the terms and conditions of the Plan and the consummation of the Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with the Plan.

6.             Approval of Agreements. Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan.

7.             Additional Modifications. After entry of this Confirmation Order, the Debtor, Polska Finance and UGC may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, to the extent such changes do not reduce the amount of consideration nor are materially adverse to the holders of Allowed Claims in Class 3 or in Class 5.

8.             Authorizations Under Applicable Law. In order to facilitate implementation of the Plan, the Debtor and the Reorganized Debtor are authorized, without any further corporate action, to execute and deliver all agreements, documents and instruments (and all exhibits, schedules and annexes thereto) contemplated by the Plan and to take such other action as is necessary or appropriate to effectuate the transactions contemplated by the Plan.

9.             Provisions Of Plan and Order Nonseverable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

10.           Disbursing Agent. The Reorganized Debtor is authorized and empowered to retain, without further order of the Court, a Disbursing Agent with respect to Distributions to the holders of Allowed Claims.

11.           Plan Classification Controlling. The classification of Claims for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classification and amounts of Claims, if any, set forth in the Plan or on the Ballots tendered to or returned by the holders of Claims in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan and (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims under the Plan for distribution purposes.

12.           Discharge Of Debtor. (a) To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy Code), and except as otherwise provided in the Plan or this Order, all property distributed under the Plan shall be in consideration for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against or Equity Interests in, the Debtor, the Reorganized Debtor, the

Estate or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests upon the Effective Date, except as otherwise set forth in the Plan, (i) the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Equity Interests, including, but not limited to, demands, liabilities, Claims and Equity Interests that arose before the Confirmation Date, debts (as such term is defined in Section 101(12) of the Bankruptcy Code), liens, security interests and encumbrances of and against all property of the Estate and the Debtor that arose before the Confirmation Date, including without limitation, all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Equity Interest based on such Debt or Equity Interest has been filed or deemed filed under Section 1141 of the Bankruptcy Code, (b) a Claim or Equity Interest based on such Debt or Equity Interest has been Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of such Claim or Equity Interest based on such Debt or Equity Interest has accepted the Plan and (ii) all interests of the holders of Equity Interests shall be terminated.

(b)           To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy Code), and except as otherwise provided in the Plan or this Order, as of the Confirmation Date, all Persons, including, without limitation, all holders of Claims or Equity Interests, shall be barred and enjoined from asserting against the Debtor or the Reorganized Debtor, the Estate or their property any other or further Claims, debts, rights, Causes of Action, liabilities or Equity Interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or this Order, this Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest.  In particular, Confirmation shall permanently enjoin all holders of Claims against or Equity Interests in the Debtor and any other parties in interest from taking any action whatsoever, whether within or outside of the United States, that in any way is inconsistent with or contrary to the classification and/or treatment of Claims or Equity Interests under the Plan, and all holders of Claims and Equity Interests are bound by the Plan.

13.                                 Exculpation. (a) None of the UPC Entities, New UPC, UPC, UPC Polska, Polska Finance, UGC, the Indenture Trustee, any member of the Creditors’ Committee for actions taken in its capacity as a member of the Creditors’ Committee, any Participating Noteholder, any holder of UPC Polska Notes, Belmarken Notes, UPC Telecom Notes, Affiliate Indebtedness, UPC Polska Equity, or any of the foregoing’s respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, or any of their respective property, shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for (i) their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct and (iii) solely in the case of UPC Polska, the UPC Entities, or any Participating Noteholder, any liability for failure to comply with, or breach of such Person’s obligations under, the Plan or the Settlement Agreement, and in all respects UPC Polska, the UPC Entities and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the Settlement Agreement.

(b)                                 Notwithstanding any other provision of the Plan, no holder of a claim or interest, no other party in interest, none of their respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against, the UPC Entities, Polska Finance, UPC Polska, UGC, New UPC, UPC, the Indenture Trustee, each member of the Creditors’ Committee for actions taken in its capacity as a member of the Creditors’ Committee, each Participating Noteholder, each holder of UPC Polska Notes, Belmarken Notes, Affiliate Indebtedness, UPC Polska Equity, UPC Telecom Notes, or any of the foregoing’s respective officers, directors, Subsidiaries, Affiliates, members, managers, stockholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to or arising out of, the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan, or the property to be distributed under the Plan, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct and (iii) solely in the case of the UPC Entities, UPC Polska, Polska Finance or any Participating Noteholder, for failure to comply with, or breach of such Person’s obligations under, the Plan or the Settlement Agreement, provided, however, that no Participating Noteholder shall be liable to any person other than the UPC Entities, UPC Polska, and/or Polska Finance for any such failure or breach, and in all respects UPC Polska, the UPC Entities and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the Settlement Agreement.

14.                                 Cancellation of Claims and Equity Interests.  As of consummation of the Plan, all Claims against, and Equity Interests in, the Debtor shall be cancelled and all agreements, notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and any other documents evidencing or relating to such Claims and Equity Interests shall be cancelled and deemed terminated, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the holders thereof shall have no rights and such notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and other documents shall evidence no rights, except the right to receive the Distributions, if any, to be made to holders of such Claims or Equity Interests under the Plan.

15.                                 Cancellation, Satisfaction and Discharge of Indenture. (a)  As of the Effective Date, the rights and obligations of UPC Polska and any affiliate of the Debtor, if any, under the Indentures shall be deemed cancelled, satisfied fully and discharged.

(b)                                 Without limiting the generality of the foregoing, in accordance with the cancellation, satisfaction and discharge of the Indentures on the Effective Date as specified above, on the Effective Date, any and all rights of or conferred upon holders of or with respect to the UPC Polska Notes and the Debtor (whether such indebtedness is on account of principal, pre-petition or post-petition interest, fees, charges or otherwise), as defined in the Indentures, including any rights of subordination, priority, seniority or otherwise under the Indentures, including with respect to the property to be distributed to Persons holding UPC Polska Note Claims under the Plan, shall be similarly nullified and extinguished and deemed satisfied and discharged.  The preceding sentence applies, without limitation, to all Persons holding Allowed Claims under the Plan, including the Third Party holders.

(c)                                  Notwithstanding the cancellation, satisfaction and discharge of the Indentures, the right of the Indenture Trustee to assert a lien against distributions to holders of the UPC Polska Notes (the “Charging Lien”) shall survive cancellation of the Indentures, subject to Section IV.D.2 of the Plan.  Cancellation, satisfaction and discharge of the Indentures pursuant to the Plan shall not affect the rights of the Third Party holders to receive distributions of Third Party Noteholder Consideration in accordance with the Plan.

16.                                 Waiver of Subordination Rights.  Any distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other creditor, and shall not be subject to levy, garnishment, attachment or other legal process by any holder by reason of any claimed contractual, legal or equitable subordination rights, and this Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to property distributed under the Plan, in each case other than as provided under the Plan.

17.                                 Binding Effect.  The provisions of the Plan shall be binding on and shall inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, any holder of any Claim or Equity Interest treated under the Plan or any Person named or referred to in the Plan, the Indenture Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

18.                                 Revesting Of Assets.  Except as otherwise expressly provided in the Plan or this Order, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the Bankruptcy Code, on the Effective Date all property of the Estate shall vest in the Reorganized Debtor, free and clear of all Claims, liens, encumbrances, and Equity Interests, with all such Claims, liens, encumbrances and Equity Interests being extinguished except as otherwise provided in the Plan.  From and after the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of property and settle and compromise Claims or Equity Interests without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Order.  Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related services incurred after the Effective Date without any application to this Court.

19.                                 Injunction.  Except as otherwise expressly provided in the Plan or this Order and to the fullest extent authorized or provided by the Bankruptcy Code, including Sections 524 and 1141 thereof, Confirmation shall, provided that the Effective Date occurs, permanently enjoin all Persons who have held, currently hold, or may hold a debt, Claim, or Equity Interest discharged pursuant to the terms of the Plan from taking any of the following actions on account of any such discharged debt, Claim, or Equity Interest: (a) commencing or continuing in any manner any action or other proceeding against UPC Polska, the Reorganized Debtor, the Estate, or their property; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against UPC Polska, the Reorganized Debtor, the Estate, or their property; (c) creating, perfecting, or enforcing any lien or encumbrance against UPC Polska, the Reorganized Debtor, the Estate, or their property; (d) asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due to UPC Polska, the Reorganized Debtor, the Estate, or their property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or this Order.

20.                                 Releases. (a) Effective on the date of this Confirmation Order, but subject to the occurrence of the Effective Date, the UPC Entities, UPC Polska, Polska Finance, UPC, New UPC, UGC, the Indenture Trustee, each member of the Creditors’ Committee for actions taken in its capacity as a member of the Creditors’ Committee, each Participating Noteholder, each holder of UPC Polska Notes, UPC Telecom Notes, Belmarken Notes, UPC Polska Equity, Affiliate Indebtedness and each of the foregoing’s respective officers, directors, Affiliates, Subsidiaries, stockholders, partners, members, managers, representatives, employees, attorneys, financial advisors, accountants and agents, and any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which UPC Polska or any holder of a Claim against, or Equity Interest in, UPC Polska or its bankruptcy estate may be entitled to assert, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to the UPC Entities, UPC, UGC, New UPC, Polska Finance, each Participating Noteholder, UPC Polska, the issuance, purchase or sale of the Belmarken Notes, UPC Polska Notes, UPC Telecom Notes, Affiliate Indebtedness, or the UPC Polska Equity, in connection with the Restructuring, the Chapter 11 Case, the solicitation of acceptances of the Plan, the solicitation, issuance, purchase, sale or exchange of the New UPC Polska Notes or the UGC Common Stock, the pursuit of confirmation of the Plan, the consummation of the Plan or administration of the Plan or the property to be distributed under the Plan; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person’s gross negligence or willful misconduct; provided further, that nothing herein shall release UPC Polska, Polska Finance, UGC, the UPC Entities or any Participating Noteholder from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person’s failure to comply, in all respects, with, or breach of such Person’s obligations under, the Plan and the Settlement Agreement.

(b)                                 Subject to paragraph (a) effective as of the date of this Confirmation Order, but subject to the occurrence of the Effective Date, all holders of Belmarken Notes, UPC Polska Notes, UPC Telecom Notes, Affiliate Indebtedness and UPC Polska Equity, shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against, UGC, the UPC Entities, New UPC, UPC, UPC Polska, Polska Finance, each member of the Creditors’ Committee for actions taken in its capacity as a member of the Creditors’ Committee, each Participating Noteholder, the Indenture Trustee and their respective officers, directors, Subsidiaries, Affiliates, members, managers, representatives, employees, attorneys, stockholders, partners, accountants, financial advisors and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Belmarken Notes, the UPC Polska Notes, the UPC Telecom Notes, Affiliate Indebtedness or the UPC Polska Equity, or the issuance, purchase, exchange or sale of any thereof, the Restructuring, the Chapter 11 Case, the solicitation of votes for the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or administration of the Plan or the property to be distributed under the Plan.

(c)                                  Nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; provided, however, that this paragraph shall in no way affect or limit the discharge granted to UPC Polska under Chapter 11 of the Bankruptcy Code and pursuant to the Plan.

(d)                                 Solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the New York Code of Professional Conduct.

21.                                 Term of Injunctions or Stays.  Unless otherwise provided in the Plan or in this Order or a separate order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

22.                                 Assumed Contracts And Leases.  On the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (i) have not expired or terminated pursuant to their own terms, (ii) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court or under Section 365 of the Bankruptcy Code on or prior to the Confirmation Date or (iii) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (a) deemed assumed if identified on the Schedule of Assumed Agreements or (b) deemed rejected if identified on the Schedule of Rejected Agreements; provided, however, that to the extent the Plan specifically provides for the modification of the rights of parties to agreements, such as the rights in respect of the Indentures, the terms of the Plan shall control the parties’ rights thereunder; and provided, however, that any executory contracts or unexpired leases which are omitted from the Schedule of Assumed Agreements and the Schedule of Rejected Agreements and are not otherwise specifically provided for in the Plan, are assumed as of the Effective Date.

23.                                 Cure Of Defaults For Assumed Contracts And Leases.  All undisputed cure and any other monetary default payments required by Section 365(b)(1) of the Bankruptcy Code under any assumed executory contract and unexpired lease which is in default shall be satisfied by the Reorganized Debtor (to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law), pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the Reorganized Debtor in one of the following two ways: (a) the Disbursing Agent will pay to the non-debtor party to the executory contract or unexpired lease the default amount, as set forth on the Schedule of Assumed Agreements, in cash as soon as reasonably practicable on or after the Effective Date; or (b) the Disbursing Agent will satisfy any other terms that are agreed to by both the Debtor and the non-debtor party to an executory contract or unexpired lease that will be assumed. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on the later of thirty (30) days after entry of a Final Order resolving the dispute and approving the assumption or sixty (60) days after the Effective Date or (ii) as otherwise agreed between the parties to such executory contract or unexpired lease.

24.                                 Exemption From Securities Laws.  Pursuant to Section 1145 of the Bankruptcy Code, the issuance and distribution of the New Securities under the Plan are exempt from, inter alia, the registration requirements of Section 5 of the Securities Act and from any federal, state or local law requiring registration for the offer or sale of such securities or the registration or licensing of an issuer or underwriter of, or broker or dealer in, such securities.  The New Securities have been duly authorized, and when issued as provided in the Plan, will be validly issued, fully paid, and nonassessable.  The offer and sale of the New Securities are in accordance with Section 1145(a)(1).  In addition, under Section 1145 of the Bankruptcy Code, the New

Securities will be freely tradeable by the holders of Allowed Claims, subject to (i) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in Section 2(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, and (ii) the restrictions, if any, on the transferability of such securities and instruments.  Pursuant to, and to the fullest extent permitted by, Section 1145 of the Bankruptcy Code, the resale of any of the New Securities shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of the New Securities.

25.                                 Exemption From Certain Taxes.  Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, transfer and/or exchange of the any UPC Polska Notes, Belmarken Notes, UPC Telecom Notes, Affiliate Indebtedness, UPC Polska Equity, UGC Common Stock, New UPC Polska Notes, or any other securities, instruments or documents, (ii) the execution, delivery, filing or recording of any mortgage, deed, bill of sale, leasehold mortgage, deed of trust, assignment, security agreement, lien, financing statement, negative pledge or security interest, and (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer by the Debtor, Polska Finance or UGC in connection with the Plan shall not be subject to any stamp tax or other similar tax.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any stamp tax or other similar tax.  This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

26.                                 Professional Compensation And Reimbursement Claims.  Final applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (i) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (ii) pursuant to Section 503(b)(4) of the Bankruptcy Code, shall be filed no later than sixty (60) days after the Effective Date or such later date as this Court approves, and shall be served on: (a) counsel to the Debtor, Baker & McKenzie, 101 W. Broadway, 12th Floor, San Diego, California 92101 (Attn.: Ali M M Mojdehi, Esq.), and Baker & McKenzie, 805 Third Avenue, New York, New York  10022 (Attn: Ira A. Reid, Esq.); (b) counsel to Polska Finance and the UPC Entities, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn:  Howard Beltzer, Esq.); (c) counsel to the Creditors’ Committee, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (Attn.: Bonnie Steingart, Esq.); and (d) the Office of the United States Trustee, 33 Whitehall Street, Suite 2100, New York, New York 10004 (Attn.: Paul Schwartzberg, Esq.).  Any objections to an application for the payment of Professional Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional no later than twenty-five (25) days (or such longer period as may be granted by order of this Court) after the date on which such application was served.  Applications that are not timely filed will not be considered by this Court.  The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to this Court.

27.                                 Payment of Advisors.  All reasonable fees and expenses for legal services of Cahill Gordon & Reindel LLP, former counsel to Participating Noteholders (as defined in the Restructuring Agreement) in connection with the preparation, negotiation and execution of the Restructuring Agreement until they ceased representing the Participating Noteholders shall be paid by the Debtor on or before the Effective Date.  All reasonable fees and expenses for services of financial advisors and legal services of attorneys for the UPC Entities in connection with the preparation, negotiation, execution and performance of the Restructuring and any of the transactions contemplated by the Restructuring Agreement, the Settlement Agreement or the Plan, shall be paid by the Debtor on or before the Effective Date.  All such fees that arise after the Effective Date shall be paid by the Reorganized Debtor.

28.                                 Payment of Indenture Trustee.  All reasonable fees and expenses of the Indenture Trustee through the Effective Date (which includes the fees and expenses of any professionals retained by the Indenture Trustee), shall be paid (unless otherwise ordered by this Court, without application by or on behalf of the Indenture Trustee or any professionals retained by the Indenture Trustee to this Court and without notice and a hearing) by the Reorganized Debtor as an Allowed Administrative Claim under the Plan.  If the Reorganized Debtor and the Indenture Trustee cannot agree on the amount of fees and expenses to be paid, the amount of any such fees and expenses shall be determined by this Court.  Distributions received by holders of Allowed UPC Polska Note Claims pursuant to the Plan shall not be reduced on account of such payment of the Indenture Trustee’s fees and expenses. The Charging Lien of the Indenture Trustee shall continue and be unimpaired as to (i) any fees and expenses of the Indenture Trustee not paid by the Reorganized Debtor and (ii) any indemnity rights of the Indenture Trustee, which shall survive to the extent permitted under the terms of the Indentures.

29.                                 Other Administrative Claims.  Except as may otherwise be ordered by this Court, any request for payment of an Administrative Claim, other than a request for compensation and reimbursement of expenses of Professionals, must be filed, together with proof of service, with this Court either conventionally or on this Court’s Electronic Case Filing (ECF) System that can be accessed from this Court’s website at http://www.nysb.uscourts.gov (to file on the ECF System, an attorney must have (i) a PACER login and password and (ii) a login and password for the Bankruptcy Court’s ECF System) in accordance with this Court’s General Order setting forth Electronic Filing Procedures, as amended, with a hard copy delivered to the chambers of the Honorable Burton R. Lifland, and served so as to be actually received on or before 4:00 p.m. (New York Time) on the date that is no later than forty-five (45) days after the Effective Date (the “Service Date”) to: (a) counsel to the Debtor, Baker & McKenzie, 101 W. Broadway, 12th Floor, San Diego, California 92101 (Attn.: Ali M M Mojdehi, Esq.), and Baker & McKenzie, 805 Third Avenue, New York, New York  10022 (Attn: Ira A. Reid, Esq.); (b) counsel to Polska Finance and the UPC Entities, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn.: Howard Beltzer, Esq.); (c) counsel to the Creditors’ Committee, Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (Attn.: Bonnie Steingart, Esq.); and (d) the Office of the United States Trustee, 33 Whitehall Street, Suite 2100, New York, New York 10004 (Attn.: Paul Schwartzberg, Esq.) (the “Recipients”).  Objections, if any, to such applications shall be filed with the Court (in the manner set forth above) and served on the Recipients so that such objections are actually received by 4:00 p.m. (New York Time) no later than thirty (30) days after the Service Date.

30.                                 Payment Of Fees.  All fees payable by the Debtor on or before the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid by the Debtor on or before the Effective Date and all such fees payable thereafter shall be paid by the Reorganized Debtor.

31.                                 Retention Of Jurisdiction.  Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Order or the occurrence of the Effective Date, this Court, except as otherwise provided herein, shall retain jurisdiction over all matters arising out of, arising in or related to, the Chapter 11 Case, the Plan, the Settlement Agreement and this Order, including any such matters that arise prior to or after the Effective Date, to the fullest extent permitted by applicable law, including, without limitation, as provided in Section IV.X of the Plan.

32.                                 Execution By Third Parties.  Each and every federal, state and local governmental agency or department is hereby directed to accept, and lessors and holders of liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices where any such document or instrument may need to be filed in order to effectuate the Plan.

33.                                 Distribution Notification Date.  The Distribution Notification Date under the Plan shall be fixed as the third (3rd) Business Day after the Effective Date.

34.                                 Distributions To holders Of UPC Note Claims.  For the purpose of Distributions to holders of Allowed UPC Note Claims (other than Telecom Owned UPC Polska Note Claims), all Distributions on account of Allowed UPC Note Claims shall be distributed by the Disbursing Agent to the Indenture Trustee for further distribution to holders of UPC Note Claims pursuant to the terms of Section IV.A of the Plan.

35.                                 Voting.  In accordance with Section 1125 of the Bankruptcy Code, the Debtor, Polska Finance and UGC have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtor, Polska Finance and UGC (and each of their respective agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, solicitation and purchase of the securities offered or sold under the Plan, and are not and, on account of such offer, issuance, sale, solicitation, and/or purchase, will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, solicitation or purchase of the securities offered or sold under the Plan.

36.                                 Creditors’ Committee.  On the Effective Date, the Committee shall cease to exist and its members and employees or agents (including, without limitation, its attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from further duties, responsibilities, and obligations arising from, relating to, and in connection with this Chapter 11 Case, except with respect to any appeal of an order in the Chapter 11 Cases and applications for Professional Fees, if any.  Nothing contained in thisparagraph 36, shall or shall be deemed to limit, abridge, or otherwise effect the exculpations and limitations on liability to which any member of the Committee, for actions taken in its capacity as a member of the Committee, (and its employees, agents, attorneys, investment bankers, financial advisors, accountants, and other professionals) is entitled under Section IV.J of the Plan.

37.                                 Failure to Confirm or Consummate the Plan.  In accordance with Section IV.W of the Plan, if the Court has not entered a Confirmation Order in form and substance reasonably acceptable to the Debtor, the UPC Entities, and the Committee prior to March 15, 2004, then the Settlement Agreement shall terminate in accordance with its terms and the Participating Noteholders may withdraw their votes in favor of the Plan. If the Effective Date has not occurred on or prior to July 15, 2004, then, unless otherwise agreed by the parties to the Stipulation, the Settlement Agreement shall terminate in accordance with its terms and the Debtor, the Creditors’ Committee, the Participating Noteholders, UGC or any of the UPC Entities shall be allowed to file a motion to vacate the order confirming the Plan and none of the above shall oppose such motion.

38.                                 Section 1125.  The amendment reflected in the Second Amended Plan is an amendment pursuant to 11 U.S.C. §1127, which does not require any changes to the Disclosure Statement, and the Plan Proponents have complied with 11 U.S.C. §1125.

39.                                 Notice Of Entry Of Confirmation Order.  On or prior to the tenth (10th) day following entry of this Confirmation Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules on all creditors and equity security holders, and other parties in interest, by causing a notice of entry of the Confirmation Order to be delivered to such parties by first class mail, postage prepaid.  In addition, the Debtor shall cause publication of notice of entry of this Confirmation Order once in the global edition of The Wall Street Journal as soon as reasonably practicable after the entry of this Confirmation Order.

40.                                 Sufficiency of Notice of Confirmation.  Mailing and publication of the Notice of Confirmation in the time and manner set forth in the preceding paragraph are good and sufficient under the particular circumstances and in accordance with the requirements of Fed. R. Bankr. P. 2002 and 3020(c), and no further notice is necessary.

41.                                 Plan Provisions.  The failure specifically to include or reference any particular provision of the Plan or any related agreement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be hereby confirmed in its entirety.

42.                                 Confirmation Order Controlling.  The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern, and any provision of this Confirmation Order shall to such extent be deemed a modification to the Plan and shall control and take precedence.

43.                                 Reversal.  If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Debtor’s receipt of written notice of any such order.  Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto as in effect immediately prior to such effective date.

44.                                 Applicable Non-Bankruptcy Law.  Pursuant to Sections 1123 (a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

45.                                 Settlements.  All compromises and settlements provided for in the Plan are approved.

46.                                 Substantial Consummation.  Substantial consummation of the Plan shall be deemed to occur on the Effective Date.

47.                                 Future Notices.  Unless otherwise expressly set forth in this Order, notice of all subsequent pleadings in this case shall be limited to the following parties: (i) counsel to the Debtor or Reorganized Debtor, (ii) counsel to Polska Finance and the UPC Entities, (iii) counsel to UGC, (iv) counsel to the Committee; (v) the United States Trustee, (vi) counsel to SISU and (vii) any party known to be directly affected by the relief sought.

Dated:	January 22, 2004
New York, New York
/s/Burton R. Lifland
United States Bankruptcy Judge